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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    --------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 22, 2003


                             MAN SANG HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


       NEVADA                          000-20877              87-0539570
(State or other                  (Commission File        (IRS Employer
jurisdiction of incorporation)             Number)         Identification No.)


     21ST Floor, 39 Chatham Road South, Tsimshatsui, Kowloon, Hong Kong SAR
               (Address of principal executive offices) (Zip Code)


      Registrant's telephone number, including area code: (852) 2317 5300


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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

            As of April 22, 2003 , the Company entered into a Stock Purchase Agreement to purchase an aggregate of 410,000 shares of the Company's common stock from two shareholders, Lin Xian Fu and Li Shao Bo, for $1.50 per share or an aggregate of $615,000. The purchase price represents a discount from recent market prices for the shares. The transaction is expected to close on or before April 30, 2003.

            In announcing the transaction, the board of directors observed that the Company's purchasing its shares is a good investment for the Company because the market price does not compare favorably with the book value or the prospects of the Company and is more than fair to the shareholders who could not dispose of their shares without the likelihood of depressing the market price or having to pay a brokerage commission.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit 10     Stock Purchase Agreement dated as of April 22, 2003

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              MAN SANG HOLDINGS, INC.




Date:   April 28, 2003
                                          By : /s/ Cheng Tai Po
                                              _____________________________
                                              Cheng Tai Po
                                              Vice Chairman of the Board
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